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                                                                   Exhibit 10.59


                     THIRD EXTENSION AND AMENDMENT TO LEASE

            This Third Extension and Amendment to Lease is entered into this 30th day of April, 1999 by and between HIGHVIEW PROPERTIES-ONE, L.L.C., successor by merger to Highview Associates, having an office at 33 Cotters Lane, East Brunswick, New Jersey 08816 ("Landlord") and TRANSFER PRINT FOILS ("Tenant").

                                   WITNESSETH

            WHEREAS, Landlord and Tenant entered into a lease dated May 1, 1991 as amended August 20, 1991 and extended May 15, 1996 and revised extension July, 1996 for approximately 15,000 square feet of space in premises located at 21 Cotters Lane, East Brunswick, New Jersey ("Lease");

            WHEREAS, Tenant desires to lease an adjacent approximately 15,000 square feet of space from Landlord;

            WHEREAS, Tenant desires to renew the Lease on the following terms;
and

            WHEREAS, Landlord and Tenant desire to amend the specific provisions of said Lease to include said space within the Lease and to extend the termination date of same.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. The term of the Lease is extended for a period of five (5) years commencing on January 1, 2001 and terminating on December 31, 2005.

            2. Tenant shall lease from Landlord and Landlord shall leave to Tenant an additional approximately 15,000 square feet of space adjacent to the currently leased premises which space is more particularly described in the attached Schedule A ("New Space").

            3. The term of the lease on the New Space shall commence on August 1, 1999 and terminate December 31, 2005 corresponding to the termination date of the Lease.

            4a. Commencing August 1, 1999, the base monthly rent payable pursuant to Paragraph 3 of the Lease shall be increased $5,312.50 per month from $5,312.50 to $10,625.00, subject to adjustment as set forth in the Lease.

            4b. Commencing January 1, 2001, the base monthly rent payable pursuant to Paragraph 3 of the Lease shall be increased $625.00 per month from $10,625.00 to $11,250.00, subject to adjustment as set forth in the Lease.

            5. Commencing August 1, 1999, Tenant's proportionate share shall be on the basis of 30,000 square feet over 30,000 square feet.

            6. Commencing August 1, 1999, Paragraph 5(e) of the Lease shall be amended to increase the monthly roof maintenance charge from $125.00 to $250.00.


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            7. Paragraph 35 of the Lease shall be deleted and replaced with the following:

            35. OPTION TO RENEW

            The Tenant is hereby given an option to renew this Lease for one (1) additional term of five (5) years from the term hereof upon all the terms and conditions herein, except that the amount of the monthly rent due and payable during the renewal period shall be increased and calculated in the manner hereinafter set forth; and provided that (a) written notice of the exercise of option is sent by certified mail, return receipt requested, to Landlord at least six (6) months prior to the expiration of the term set forth in Paragraph 1 hereof; and further, (b) that Tenant shall not be in default under the terms of this Lease.

            The Base Monthly Rental as set forth in Paragraph #3 of the Lease shall be adjusted upon the commencement of the aforesaid Renewal Term (the "Adjusted Date") to reflect any increase in the cost of living as such increase, if any, is reflected by a change in the "All Items" Index for the New York-Northeastern New Jersey area of the "Consumers Price Index for all Urban Consumers" (Revised CPI-U) (1982-84=100) published by the Bureau of Labor Statistics of the U.S. Dept. of Labor.

            On the Adjustment Date, the increased Base Monthly Rental as provided for in Paragraph #3 of the Lease shall be determined by multiplying the Base Monthly Rental by a fraction, the denominator of which is the Consumer Price Index for first month of the Lease and the numerator of which is the Index number for the last month of the term set forth in Paragraph 1 hereof, as hereinafter described in "Example Formula." If the C.P.I. is discontinued, then the parties shall, in good faith, agree on a suitable substitute.

                                 EXAMPLE FORMULA

                                   CPI for last month of term
      Base Monthly Rental    X     ----------------------------
                                   CPI for first month of lease

            10. Tenant agrees to accept the New Space in its present "as is" condition.

            11. This Third Extension and Amendment is contingent upon the prior tenant vacating the New Space by July 1, 1999.

            12. The Tenant represents it has not dealt with any broker in connection with the within Extension and Amendment and hereby agrees to indemnify and hold Landlord and its agent harmless from any claims, damages, costs and expenses incurred by Landlord and/or its agent as a result of a breach of the foregoing representation.

            13. Except as modified herein, all of the terms, covenants and conditions contained in the Lease shall apply to the New Space.

            14. Except as modified herein, all of the terms, covenants and conditions contained in the Lease shall remain in full force and effect.

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            IN WITNESS WHEREOF, the parties have executed this Third Extension and Amendment to Lease on the day and year first above written.


Witness:                            HIGHVIEW PROPERTIES-ONE, L.L.C.


/s/ [ILLEGIBLE]                     BY: /s/ FRANK A. GREEK, JR.
- ---------------------------             -----------------------------
                                        FRANK A. GREEK, JR.
                                        GENERAL MANAGER


Attest:                             TRANSFER PRINT FOILS/FOILMARK


                                    /s/ J.T. Webb, V.P. Operations
- ---------------------------         ---------------------------------

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                               AS-BUILT FLOOR PLAN

                                [GRAPHIC OMITTED]